UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

BLUE SPHERE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-147716	98-0550257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 972-9-8917438

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2010 we entered into amendment agreements to the original March 3, 2010 employment agreements with Shlomo Palas, Eli Weinberg and Shmuel Keshet to include a subsection with respect to the exercise of their stock options.

Copies of the Amendment Agreements are filed as exhibits to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
10.1	Amendment to Employment Agreement with Eli Weinberg dated May 18, 2010
10.2	Amendment to Employment Agreement with Shlomo Palas dated May 18, 2010
10.3	Amendment to Employment Agreement with Shmuel Keshet dated May 18, 2010
10.4	Employment Agreement with Eli Weinberg dated March 3, 2010 attached as an exhibit to our current report on Form 8-K filed on March 4, 2010
10.5	Employment Agreement with Shlomi Palas dated March 3, 2010 attached as an exhibit to our current report on Form 8-K filed on March 4, 2010
10.6	Employment Agreement with Shmuel Keshet dated March 3, 2010 attached as an exhibit to our current report on Form 8-K filed on March 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SPHERE CORP.

Per:
/s/ Shlomo Palas
Shlomo Palas
Chief Executive Officer
Date: May 21 2010